FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VIRTUALSELLERS.COM, INC.
             (Exact name of Registrant as specified in its charter)
CANADA     36-4205042
(State  or  other  jurisdiction  of  incorporation  or organization)     (I.R.S.
Employer  identification  No.)

                            120 NORTH LASALLE STREET
                                   SUITE 1000
                                CHICAGO, ILLINOIS
                                   USA  60602
                           TELEPHONE:  (312) 920-1870
                    (Address of Principal Executive Offices)
                    ----------------------------------------

                              EMPLOYMENT AGREEMENT
                            (Full title of the plan)

                           DR. DENNIS SINCLAIR, PH.D.
                             PRESIDENT AND DIRECTOR
                            VIRTUALSELLERS.COM, INC.
                      120 NORTH LASALLE STREET, SUITE 1000
                                CHICAGO, ILLINOIS
                                   USA  60602
            TELEPHONE:  (312) 920-1870, FACSIMILE NO.: )312) 920-1871
                                 With a copy to:
                          BERNARD PINSKY, CLARK, WILSON
                         #800 - 885 WEST GEORGIA STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3H1
          TELEPHONE NO.: (604) 643-3153, FACSIMILE NO.: (604) 687-6314
                     (Name and address of agent for service)
                     ---------------------------------------


CALCULATION  OF  REGISTRATION  FEE

                                    Proposed Maximum  Proposed Maximum
Title of Securities   Amount to be  Offering Price    Aggregate Offering    Amount of
to be Registered      Registered    per Unit          Price                 Registration Fee
------------------    ------------  ---------------   ------------------    -----------------
Common Stock          1,000,000      N/A              N/A                   $377.44(1)


(1)     The  Registration  Fee  is  calculated  in accordance with Rule 457 under the Securities Act of
1933,  as amended, based on the average of the bid and asked prices of the common stock on the National
Association  of  Securities  Dealers  Inc.'s  Over-the-Counter  Bulletin Board as of December 20, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
ITEM  1     PLAN  INFORMATION
The documents containing the information specified in Part I of this Form S-8 will be sent or given to the employee as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE
VirtualSellers.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents, previously filed with the Commission:
(a) The Registrant's Annual Report on Form 20-F for the fiscal year ended February 28, 1999; and
(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal period ended August 30, 1999.
In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statements and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM  4     DESCRIPTION  OF  SECURITIES
Not  applicable
ITEM  5     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL
Not  applicable.
ITEM  6     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
The Canada Business Corporation Act (the "CBCA") provides as follows with respect to indemnification of directors and officers:
     "Section  124
     (1)     Indemnification
          Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if
          (a) he acted honestly and in good faith with a view to the best interests of the corporation; and
          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
     (2)     Indemnification  in  derivative  actions
          A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (1)(a) and (b).
     (3)     Indemnity  as  of  right
     Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
          (a) was substantially successful on the merits in his defence of the action or proceeding; and
          (b)  fulfils  the  conditions  set  out  in paragraphs (1)(a) and (b).
     (4)     Directors'  and  officers'  insurance
     A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him
          (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

          (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.
     (5)     Application  to  court
     A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.
     (6)     Notice  to  Director
     An applicant under subsection (5) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.
     (7)     Other  notice
     On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel."
Section 8.01 of Part VIII of the By-laws of the Registrant contain provisions to limit the liability of directors and officers for the acts, receipts, neglects or defaults of other directors, officers or employees, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title of any property acquired for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Registrant shall be deposited, or for any loss occasioned by an error or judgment or oversight on the part of any officer or director, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such directors of officers or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the CBCA or from liability for any breach thereof.
Section 8.02 of Part VIII of the By-laws of the Registrant contain provisions entitling the Registrant's directors and officers to indemnification from all costs, charges, expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by such officer or director with respect to any civil, criminal or administrative action or proceeding to which such officer or director is made a party by reason of being or having been an officer or director of the Registrant, provided that:
(a) such director or officer acted honestly and in good faith with a view to the best interests of the Registrant; and
(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his/her conduct was lawful.

The Registrant has also agreed to indemnify such officers and directors in other circumstances as the CBCA permits or requires. In addition, the By-Laws of the Registrant allow for insurance for the benefit of officers and directors of the Registrant against such liabilities and in such amounts as the Board may determine.
Such provisions do not eliminate the personal liability of the Registrant's directors and officers for monetary damages as a result of a breach of fiduciary duty or for any actions or omissions which were not done in good faith.
ITEM  7     EXEMPTION  FROM  REGISTRATION  CLAIMED
Not  applicable.
ITEM  8     EXHIBITS
Number     Description
------     -----------
4.1 Employment Agreement, dated June 15, 1999, between the Registrant and Everett Palmer
5.1     Opinion  of  Clark  Wilson,  Barristers  &  Solicitors
23.1     Consents  of  Clark,  Wilson  (included  in  Exhibit  5.1)
ITEM  2.     UNDERTAKINGS
(a)     The  undersigned  Registrant  hereby  undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) For the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant is the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, this 23rd day of December, 1999.

VIRTUALSELLERS.COM,  INC.
By:  /s/ Dennis Sinclair

Dennis  Sinclair,  Ph.D.
President  and  Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE          TITLE     DATE
/s/ Raymond Mol
Raymond Mol      Director     December  23,  1999

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION     PAGE
-----------     -----------     ----
Number     Description
------     -----------
4.1 Employment Agreement, dated June 15, 1999, between the Registrant and Everett Palmer;
5.1     Opinion  of  Clark,  Wilson
23.1     Consent  of  Clark,  Wilson  (included  in  Exhibit  5.1)